UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BlackRock Muni New York Intermediate Duration Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Institutional Shareholder Services, Inc. and Glass, Lewis & Co. Recommend That Shareholders Vote “FOR” Board-Approved Nominees and “AGAINST” Proposal 2 for BlackRock Muni New York Intermediate Duration Fund, Inc.

Institutional Shareholder Services, Inc. (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”) have released their reports on the upcoming shareholder meeting of BlackRock Muni New York Intermediate Duration Fund, Inc. (the “Fund”), which is scheduled to take place on Thursday, July 18, 2019. Both ISS and Glass Lewis recommend that shareholders vote “FOR” the incumbent Board-approved nominees and “AGAINST” a shareholder proposal seeking a tender offer for all of the Fund’s shares and the potential to liquidate or open-end the Fund on the WHITE proxy card.